UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ANTERO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0162034
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

1625 17th Street

Denver, Colorado  80202

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-189284.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                 Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of Antero Resources Corporation, a Delaware corporation (the “Registrant”).

A description of the Common Stock is set forth under the caption “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-189284), initially filed with the Securities and Exchange Commission on June 13, 2013. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.                                 Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (Registration No. 333-189284)).

2.	Form of Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (Registration No. 333-189284)).

3.	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-189284)).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ GLEN C. WARREN, JR.
	Name:	Glen C. Warren, Jr.
	Title:	President, Chief Financial Officer and Secretary

Date: October 8, 2013

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INDEX TO EXHIBITS

Exhibit No.	Description
1.	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (Registration No. 333-189284)).

2.	Form of Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (Registration No. 333-189284)).

3.	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-189284)).

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